HealthEquity Reports Third Quarter Ended October 31, 2020 Financial Results
Highlights of the third quarter include:
•Revenue of $179.4 million, an increase of 14% compared to $157.1 million in Q3 FY20.
•Net income of $1.8 million, with non-GAAP net income of $32.2 million, compared to net loss of $21.3 million and non-GAAP net income of $30.3 million in Q3 FY20.
•Net income per diluted share of $0.02, with non-GAAP net income per diluted share of $0.41, compared to net loss per diluted share of $0.30 and non-GAAP net income per diluted share of $0.43 in Q3 FY20.
•Adjusted EBITDA of $61.1 million, an increase of 10% compared to $55.5 million in Q3 FY20.
•5.5 million HSAs, an increase of 9% compared to Q3 FY20.
•$12.4 billion Total HSA Assets, an increase of 19% compared to Q3 FY20.
•12.5 million Total Accounts, including both HSAs and complementary CDB accounts, the same as in Q3 FY20.
Draper, Utah – December 7, 2020 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced financial results for its third quarter ended October 31, 2020, compared to its prior quarter ended October 31, 2019. The third quarter of fiscal 2020 reflects two months of WageWorks' results.
"HealthEquity provided another quarter of growth and profitability," said Jon Kessler, President and CEO of HealthEquity. "Our team helped members open over 104,000 new HSAs this quarter, growing membership organically by 11% year-over-year, with HSA assets growing by more than $200 million, or 19% year-over-year. Total accounts held steady at 12.5 million despite 0.6 million commuter accounts being suspended as more participants began working from home due to COVID-19. Revenue grew by 14% to $179 million, overcoming a nearly 40% decrease in commuter revenue, and adjusted EBITDA grew 10% to $61 million in the quarter, producing a 34% margin during the pandemic. We are pleased with how quickly the team has adjusted during this time and look forward to finishing this fiscal year strong, positioning us for further growth next year."
Third quarter financial results
Revenue for the third quarter ended October 31, 2020 of $179.4 million grew 14% compared to $157.1 million for the third quarter ended October 31, 2019. Revenue this quarter included: service revenue of $104.6 million, custodial revenue of $48.5 million, and interchange revenue of $26.3 million.
HealthEquity reported net income of $1.8 million, or $0.02 per diluted share, and non-GAAP net income of $32.2 million, or $0.41 per diluted share, for the third quarter ended October 31, 2020. The Company reported a net loss of $21.3 million, or $0.30 per diluted share, and non-GAAP net income of $30.3 million, or $0.43 per diluted share, for the third quarter ended October 31, 2019.
Adjusted EBITDA was $61.1 million for the third quarter ended October 31, 2020, an increase of 10% compared to $55.5 million for the third quarter ended October 31, 2019. Adjusted EBITDA was 34% of revenue compared to 35% for the third quarter ended October 31, 2019.
Account and asset metrics
HSAs as of October 31, 2020 were approximately 5.5 million, an increase of 9% year over year, including 302,000 HSAs with investments, an increase of 54% year over year. Total Accounts as of October 31, 2020 were 12.5 million, including 7.0 million consumer-directed benefit ("CDB") accounts.
Total HSA Assets as of October 31, 2020 were $12.4 billion, an increase of 19% year over year. Total HSA Assets included $9.0 billion of HSA cash and $3.4 billion of HSA investments. Client-held funds, which are deposits held on behalf of our Clients to facilitate administration of our CDBs, and from which we generate custodial revenue, were $0.8 billion as of October 31, 2020.
New HSA openings and HSA asset balances
HealthEquity reported sales of 104,000 new HSAs in the third quarter ended October 31, 2020, compared to 129,000 in the third quarter ended October 31, 2019. HSA members grew their cash balances by approximately $46.0 million during the quarter, while total member balances increased by approximately $229.0 million due primarily to decreased spending per HSA and appreciation of invested balances.

WageWorks integration
HealthEquity completed its acquisition of WageWorks on August 30, 2019. We have identified opportunities of approximately $80 million in annualized ongoing net synergies to be achieved by the end of the fiscal year ending January 31, 2022, of which approximately $55 million have been achieved as of October 31, 2020.
Business outlook
For the fiscal year ending January 31, 2021, management expects revenues of $725 million to $731 million. Its outlook for net loss or income is between net loss of $5 million and net income of $2 million, resulting in net loss of $0.07 to net income of $0.02 per diluted share. Its outlook for non-GAAP net income, calculated using the method described below, is between $116 million and $121 million, resulting in non-GAAP net income per diluted share of $1.55 to $1.61 (based on an estimated 75 million weighted-average shares outstanding). Management expects Adjusted EBITDA of $232 million to $238 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, December 7, 2020 to discuss the third quarter 2021 financial results. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 4225999. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity administers Health Savings Accounts (HSAs) and other consumer-directed benefits for our more than 12 million members in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.

For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, as updated by our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

HealthEquity, Inc. and its subsidiaries
Condensed consolidated balance sheets

(in thousands, except par value)	October 31, 2020	January 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$299,356	$191,726
Accounts receivable, net of allowance for doubtful accounts of $3,458 and $1,216 as of October 31, 2020 and January 31, 2020, respectively	64,291	70,863
Other current assets	32,383	34,711
Total current assets	396,030	297,300
Property and equipment, net	31,774	33,486
Operating lease right-of-use assets	92,314	83,178
Intangible assets, net	776,311	783,279
Goodwill	1,326,793	1,332,631
Deferred tax asset	21	18
Other assets	34,019	35,089
Total assets	$2,657,262	$2,564,981
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$6,746	$3,980
Accrued compensation	34,839	50,121
Accrued liabilities	33,380	46,372
Current portion of long-term debt	62,500	39,063
Operating lease liabilities	13,894	12,401
Total current liabilities	151,359	151,937
Long-term liabilities
Long-term debt, net of issuance costs	938,558	1,181,615
Operating lease liabilities, non-current	76,666	68,017
Other long-term liabilities	11,429	2,625
Deferred tax liability	123,993	130,492
Total long-term liabilities	1,150,646	1,382,749
Total liabilities	1,302,005	1,534,686
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 100,000 shares authorized, no shares issued and outstanding as of October 31, 2020 and January 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 900,000 shares authorized, 76,951 and 71,051 shares issued and outstanding as of October 31, 2020 and January 31, 2020, respectively	8	7
Additional paid-in capital	1,140,268	818,774
Accumulated earnings	214,981	211,514
Total stockholders’ equity	1,355,257	1,030,295
Total liabilities and stockholders’ equity	$2,657,262	$2,564,981

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss) (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue
Service revenue	$104,562	$87,620	$319,638	$140,710
Custodial revenue	48,544	46,972	142,352	132,538
Interchange revenue	26,245	22,526	83,411	57,545
Total revenue	179,351	157,118	545,401	330,793
Cost of revenue
Service costs	65,936	52,278	202,195	92,672
Custodial costs	4,762	4,384	14,805	12,716
Interchange costs	4,095	4,421	13,985	13,177
Total cost of revenue	74,793	61,083	230,985	118,565
Gross profit	104,558	96,035	314,416	212,228
Operating expenses
Sales and marketing	12,880	12,654	36,502	30,015
Technology and development	30,758	23,511	92,490	46,061
General and administrative	22,099	19,222	61,590	37,193
Amortization of acquired intangible assets	19,126	13,051	56,905	16,036
Merger integration	8,193	17,675	31,328	20,459
Total operating expenses	93,056	86,113	278,815	149,764
Income from operations	11,502	9,922	35,601	62,464
Other expense
Interest expense	(6,952)	(10,225)	(28,110)	(10,355)
Other expense, net	(421)	(30,949)	(2,009)	(8,347)
Total other expense	(7,373)	(41,174)	(30,119)	(18,702)
Income (loss) before income taxes	4,129	(31,252)	5,482	43,762
Income tax provision (benefit)	2,340	(9,918)	2,015	3,908
Net income (loss) and comprehensive income (loss)	$1,789	$(21,334)	$3,467	$39,854
Net income (loss) per share:
Basic	$0.02	$(0.30)	$0.05	$0.61
Diluted	$0.02	$(0.30)	$0.05	$0.59
Weighted-average number of shares used in computing net income (loss) per share:
Basic	76,701	70,524	73,358	65,727
Diluted	77,845	70,524	74,665	67,150

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited)

	Nine months ended October 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$3,467	$39,854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,485	28,791
Stock-based compensation	30,313	31,194
Amortization of debt issuance costs	3,818	1,138
Gains on marketable equity securities	—	(27,570)
Other non-cash items	1,727	139
Deferred taxes	(973)	690
Changes in operating assets and liabilities:
Accounts receivable	8,063	(1,901)
Other assets	3,309	(4,863)
Operating lease right-of-use assets	8,344	3,340
Accrued compensation	(15,251)	(8,012)
Accounts payable, accrued liabilities, and other current liabilities	(7,936)	14,179
Operating lease liabilities, non-current	(8,361)	(2,859)
Other long-term liabilities	8,712	(50)
Net cash provided by operating activities	120,717	74,070
Cash flows from investing activities:
Purchases of property and equipment	(11,388)	(5,180)
Purchases of software and capitalized software development costs	(37,242)	(17,232)
Acquisition of intangible member assets	(28,100)	(9,070)
Purchases of marketable securities	—	(53,845)
Acquisitions, net of cash acquired	—	(1,630,066)
Net cash used in investing activities	(76,730)	(1,715,393)
Cash flows from financing activities:
Proceeds from follow-on equity offering, net of payments for offering costs	286,779	458,495
Principal payments on long-term debt	(223,438)	—
Settlement of client-held funds obligation, net	(4,189)	(230,928)
Proceeds from exercise of common stock options	4,491	7,342
Proceeds from long-term debt	—	1,250,000
Payment of debt issuance costs	—	(30,504)
Net cash provided by financing activities	63,643	1,454,405
Increase (decrease) in cash and cash equivalents	107,630	(186,918)
Beginning cash and cash equivalents	191,726	361,475
Ending cash and cash equivalents	$299,356	$174,557

HealthEquity, Inc. and its subsidiaries
Condensed consolidated statements of cash flows (unaudited) (continued)

	Nine months ended October 31,
(in thousands)	2020	2019
Supplemental cash flow data:
Interest expense paid in cash	$22,849	$249
Income taxes paid in cash, net of refunds received	1,053	9,127
Supplemental disclosures of non-cash investing and financing activities:
Property and equipment included in accounts payable or accrued liabilities	$167	$168
Software and capitalized software development costs included in accounts payable, accrued liabilities, or accrued compensation	1,346	316
Intangible member assets included in accounts payable or accrued liabilities	289	(151)
Decrease in goodwill due to measurement period adjustments, net	5,838	—
Exercise of common stock options receivable	89	21
Equity-based acquisition consideration	—	3,776
Stock-based compensation expense (unaudited)
Total stock-based compensation expense included in the condensed consolidated statements of operations and comprehensive income (loss) is as follows:

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$2,209	$1,415	$5,737	$3,285
Sales and marketing	2,035	1,304	4,810	3,469
Technology and development	2,641	2,171	8,051	5,600
General and administrative	4,594	3,332	11,715	9,486
Merger Integration	—	1,220	—	1,220
Other expense, net	—	13,714	—	13,714
Total stock-based compensation expense	$11,479	$23,156	$30,313	$36,774
Total Accounts (unaudited)

(in thousands, except percentages)	October 31, 2020	October 31, 2019	% Change	January 31, 2020
HSAs	5,460	5,031	9%	5,344
New HSAs from Sales - Quarter-to-date	104	129	(19)%	379
New HSAs from Sales - Year-to-date	317	344	(8)%	724
New HSAs from Acquisitions - Year-to-date	—	757	(100)%	757
HSAs with investments	302	197	54%	220
CDBs	7,060	7,504	(6)%	7,437
Total Accounts	12,520	12,535	—%	12,781
Average Total Accounts - Quarter-to-date	12,084	9,970	21%	12,603
Average Total Accounts - Year-to-date	12,429	6,482	92%	8,013

HSA Assets (unaudited)

(in millions, except percentages)	October 31, 2020	October 31, 2019	% Change	January 31, 2020
HSA cash with yield (1)	$8,759	$7,564	16%	$8,301
HSA cash without yield (2)	258	381	(32)%	383
Total HSA cash	9,017	7,945	13%	8,684
HSA investments with yield (1)	3,255	2,188	49%	2,495
HSA investments without yield (2)	168	326	(48)%	362
Total HSA investments	3,423	2,514	36%	2,857
Total HSA Assets	12,440	10,459	19%	11,541
Average daily HSA cash with yield - Year-to-date	8,445	6,652	27%	6,937
Average daily HSA cash with yield - Quarter-to-date	$8,672	$7,146	21%	$7,791
(1) HSA Assets that generate custodial revenue.
(2) HSA Assets that do not generate custodial revenue.
Client-held funds (unaudited)

(in millions, except percentages)	October 31, 2020	October 31, 2019	% Change	January 31, 2020
Client-held funds (1)	$798	$670	19%	$779
Average daily Client-held funds - Year-to-date (1)	847	268	216%	382
Average daily Client-held funds - Quarter-to-date (1)	819	500	64%	727
(1) Client-held funds that generate custodial revenue.
Net income (loss) reconciliation to Adjusted EBITDA (unaudited)

	Three months ended October 31,		Nine months ended October 31,
(in thousands)	2020	2019	2020	2019
Net income (loss)	$1,789	$(21,334)	$3,467	$39,854
Interest income	(174)	(2,046)	(850)	(5,273)
Interest expense	6,952	10,225	28,110	10,355
Income tax provision (benefit)	2,340	(9,918)	2,015	3,908
Depreciation and amortization	10,253	6,203	28,580	12,940
Amortization of acquired intangible assets	19,126	13,051	56,905	16,036
Stock-based compensation expense	11,479	8,222	30,313	21,840
Merger integration expenses (1)	8,193	17,675	31,328	20,459
Acquisition costs (2)	13	32,932	79	40,712
Gain on marketable equity securities	—	(285)	—	(27,570)
Other (3)	1,168	824	4,202	1,854
Adjusted EBITDA	$61,139	$55,549	$184,149	$135,115
(1)For the three and nine months ended October 31, 2019, includes $1.2 million of stock-based compensation expense from post-acquisition merger integration activities.
(2)For the three and nine months ended October 31, 2019, includes $13.7 million of stock-based compensation expense from acquisition-related cash and equity accelerations.
(3)For the three months ended October 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $587 and $475, non-income-based taxes of $401 and $238, and other costs of $180 and $111, respectively. For the nine months ended October 31, 2020 and 2019, Other consisted of amortization of incremental costs to obtain a contract of $1,422 and $1,375, non-income-based taxes of $1,233 and $359, and other costs of $1,547 and $120, respectively.

Reconciliation of net income (loss) outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the
(in millions)	year ending January 31, 2021
Net income (loss)	$(5) - 2
Interest income	(1)
Interest expense	35
Income tax benefit	1 - 0
Depreciation and amortization	38
Amortization of acquired intangible assets	76
Stock-based compensation expense	42
Merger integration expenses	41
Other expense	5
Adjusted EBITDA	$232 - 238

Reconciliation of net income (loss) to non-GAAP net income (unaudited)

	Three months ended October 31,		Nine months ended October 31,		Outlook for the year ending
(in millions, except per share data)	2020	2019	2020	2019	January 31, 2021
Net income (loss)	$2	$(21)	$3	$40	$(5) - 2
Income tax provision (benefit)	2	(10)	2	4	1 - 0
Income (loss) before income taxes - GAAP	4	(31)	5	44	(4) - 2
Non-GAAP adjustments:
Amortization of acquired intangible assets	19	13	57	16	76
Stock-based compensation expense	12	8	30	22	42
Merger integration expenses	8	17	32	20	41
Acquisition costs	—	33	—	41	—
Gain on marketable equity securities	—	—	—	(28)	—
Total adjustments to income (loss) before income taxes - GAAP	39	71	119	71	159
Income before income taxes - Non-GAAP	43	40	124	115	155 - 161
Income tax provision - Non-GAAP (1)	11	10	31	29	39 - 40
Non-GAAP net income	32	30	93	86	116 - 121

Diluted weighted-average shares	78	71	75	67	75
Non-GAAP net income per diluted share (2)	$0.41	$0.43	$1.25	$1.29	$1.55 - 1.61
(1) The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events occur that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2) Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.